Exhibit 99

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
05/21/2015	Investors:	Chris Stent, 630-623-3801
	Media:	Heidi Barker, 630-623-3791

McDONALD'S ANNOUNCES QUARTERLY CASH DIVIDEND

OAK BROOK, IL - Today, McDonald's Board of Directors declared a quarterly cash dividend of $0.85 per share of common stock payable on June 15, 2015 to shareholders of record at the close of business on June 1, 2015.

Upcoming Communications

Steve Easterbrook, President and Chief Executive Officer, and Pete Bensen, Chief Administrative Officer, will participate in Bernstein's Strategic Decisions Conference at 8:00 a.m. (Eastern Time) on May 27, 2015. This presentation will be webcast live and available for replay for a limited time thereafter at www.investor.mcdonalds.com.

The Company plans to release May 2015 sales information on June 8, 2015. Financial reporting under the Company’s new organizational structure will be effective for periods beginning July 1, 2015.

About McDonald's

McDonald’s is the world’s leading global foodservice retailer with over 36,000 locations serving approximately 69 million customers in over 100 countries each day. More than 80% of McDonald’s restaurants worldwide are owned and operated by independent local business men and women.

Forward-Looking Statements

This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

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